Exhibit 99.1

Unifi, Inc. Announces Proposed Offering

GREENSBORO, N.C., May 8 /PRNewswire-FirstCall/ — Unifi, Inc. (the “Company”) (NYSE: UFI) announced today that it plans to commence a private placement offering of $225 million of Senior Secured Notes due 2014. In conjunction with the offering of the notes, the Company will also enter into an amendment and restatement of its existing senior secured asset-based revolving credit facility.

The Company intends to use a portion of the net proceeds from this proposed offering to complete its currently ongoing tender offer and consent solicitation for all of its outstanding 6 1/2% Senior Notes due 2008.

The notes will be unconditionally guaranteed on a senior, secured basis by each of the Company’s existing and future restricted domestic subsidiaries. The notes and guarantees will be secured by first-priority liens, subject to permitted liens, on substantially all of the Company’s and its subsidiary guarantors’ assets (other than the assets securing the Company’s obligations under its amended revolving credit facility on a first-priority basis, which consist primarily of accounts receivable and inventory), including, but not limited to, property, plant and equipment, the capital stock of the Company’s domestic subsidiaries and domestic joint ventures and up to 65% of the voting stock of the Company’s first-tier foreign subsidiaries, whether now owned or hereafter acquired, except for certain excluded assets. The notes and guarantees will be secured by second-priority liens, subject to permitted liens, on the Company’s and its subsidiary guarantors’ assets that will secure the Company’s amended revolving credit facility on a first-priority basis.

The notes to be offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Unifi, Inc. is a diversified producer and processor of multi- filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx® UV, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications. For more information about Unifi, visit http://www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, the continuation and magnitude of the Company’s common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

SOURCE Unifi, Inc.

CONTACT: William M. Lowe, Jr., Vice President, Chief Operating Officer, Chief Financial Officer of Unifi, Inc., +1-336-316-5664 -0- May/08/2006 21:30 GMT